UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2013

Apricus Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 300, San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 222-8041

(Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

New Chief Executive Officer

On March 18, 2013, Apricus Biosciences, Inc. (the “Company”) appointed Richard W. Pascoe as Chief Executive Officer and a Class II director of the Company.

Prior to joining us, Mr. Pascoe was President and Chief Executive officer of Somaxon Pharmaceuticals, Inc., a specialty pharmaceutical company, from August 2008 through March, 2013. Prior to Somaxon, he was the Chief Operating Officer at ARIAD Pharmaceuticals, an emerging oncology company, where he led commercial operations, manufacturing, information services, program and alliance management and business development. Mr. Pascoe held a series of senior management roles at King Pharmaceuticals, Inc., including senior vice president of neuroscience marketing and sales and vice president positions in both international sales and marketing and hospital sales. He also held positions in the commercial groups at Medco Research, Inc. (which was acquired by King), COR Therapeutics, Inc. (where he helped lead the successful launch of Integrilin®), B. Braun Interventional and the BOC Group. Mr. Pascoe served as a commissioned officer in the United States Army following his graduation from the United States Military Academy at West Point where he received a B.S degree in Leadership.

On March 18, 2013 the Company and Mr. Pascoe entered into an Employment Agreement (the “Pascoe Agreement”), pursuant to which Mr. Pascoe will receive (i) a base salary of $425,000, (ii) a target bonus of 50% of the base salary, to be paid in accordance with the Company’s customary annual bonus program for executive officers, and (iii) an initial grant of options to purchase 900,000 shares of our common stock, with an exercise price of $2.51, based on the market price of our common stock on March 18, 2013, which options vest with respect to 25% of the shares on March 18, 2014 and with respect to the remaining 75% monthly over the subsequent three year period, so that all shares are vested on the four year anniversary of Mr. Pascoe’s date of hire.

The Pascoe Agreement, provides that if Mr. Pascoe’s employment ends due to an involuntary termination he would receive, (i) in a lump sum payment, 12 months of his annual base salary, (ii) any unpaid bonus for the calendar year preceding his termination, to the extent that the criteria for the bonus has been met, (iii) the average of any bonus paid during each of the three most recent fiscal years, (iv) full acceleration and vesting of his unvested equity awards, and (v) reimbursement for the cost of continuation of health insurance benefits provided to Mr. Pascoe immediately prior to the involuntary termination pursuant to the terms of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for up to 12 months. If Mr. Pascoe’s employment ends due to an involuntary termination within the 12 months of a change of control, then he would receive in a lump sum payment (i) 12 months of salary equal to the greater of the salary that he was receiving immediately prior to the termination and that he was receiving immediately prior to the change of control; (ii) any unpaid bonus for the calendar year preceding his termination, to the extent that all criteria for such bonus have been met, and (iii) 100% of the average bonus paid by the Company to him for services during each of the three most recent fiscal years, (iv) full acceleration and vesting of all unvested equity awards, and (v) reimbursement for the cost of continuation of health insurance benefits provided to Mr. Pascoe immediately prior to the involuntary termination pursuant to the terms of COBRA for up to 12 months.

The forgoing summary of the Pascoe Agreement is qualified in its entirety by such agreement, which is incorporated by reference herein and attached to this Form 8-K as Exhibit 10.1.

New Employment Agreements with Executive Officers

Also on March 18, 2013, the Company entered into Amended & Restated Employment Agreements with Steve Martin and Randy Berholtz and an Employment Agreement with Edward Cox (collectively, the “Employment Agreements”). The table below shows for each executive officer the 2013 base salary, target bonus rate and number of months that each executive officer will receive severance benefits, if severance benefits are triggered. A description of severance benefits appears below the table.

Name	Title	2013 Base Salary	Target Bonus Rate	Number of Months: Severance Benefits

Steve Martin	SVP, Chief Financial Officer	$305,000	35%	12
Randy Berholtz	EVP, General Counsel & Secretary	268,060	30%	9
Edward Cox	VP, Corporate Development & IR	183,000	30%	6

Each Employment Agreement, provides that if applicable executive officer’s employment ends due to an involuntary termination he would receive, (i) in a lump sum payment, 12, 9 or 6 months, as applicable of his annual base salary, (ii) any unpaid bonus for the calendar year preceding his termination, to the extent that the criteria for the bonus has been met, (iii) reimbursement for the cost of continuation of health insurance benefits provided to each executive officer immediately prior to the involuntary termination pursuant to the terms of COBRA for up to 12, 9 or 6 months, as applicable, and, for Mr. Martin and Mr. Berholtz only, (i) the average of any bonus paid during each of the three most recent fiscal years, and (ii) full acceleration and vesting of his unvested equity awards. If the applicable executive officer’s employment ends due to an involuntary termination within the 12 months of a change of control, then he would receive in a lump sum payment (i) 12, 9 or 6 months, as applicable, of salary equal to the greater of the salary that he was receiving immediately prior to the termination and that he was receiving immediately prior to the change of control; (ii) any unpaid bonus for the calendar year preceding his termination, to the extent that all criteria for such bonus have been met, and (iii) 100% of the average bonus paid by the Company to him for services during each of the three most recent fiscal years, (iv) full acceleration and vesting of all unvested equity awards, and (v) reimbursement for the cost of continuation of health insurance benefits provided to Employee immediately prior to the involuntary termination pursuant to the terms of COBRA for up to 12, 9 or 6 months, as applicable.

The forgoing summary of the Employment Agreements is qualified in its entirety by such agreements, which are incorporated by reference herein and attached to this Form 8-K as Exhibits 10.2, 10.3 and 10.4.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement between the Company and Richard W. Pascoe dated March 18, 2013.

10.2	Employment Agreement between the Company and Steve Martin dated March 18, 2013.

10.3	Employment Agreement between the Company and Randy Berholtz dated March 18, 2013.

10.4	Employment Agreement between the Company and Edward Cox dated March 18, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apricus Biosciences, Inc.

By:	/s/ Randy Berholtz
	Name:	Randy Berholtz
	Title:	Executive Vice President, General Counsel and Secretary

Date: March 20, 2013

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